UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 1, 2005


                        UNITED FUEL & ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


           Nevada                     333-68008                  62-1772151
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)           Identification No.)


          405 N. Marienfeld, 3rd Floor                     79701
                 Midland, Texas
    (Address of principal executive offices)             (Zip Code)

         Registrant's telephone number, including area code (432) 571-8049

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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      This Form 8-K and other reports filed by United Fuel & Energy Corporation
(the "Registrant" or the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Item 4.01 Changes in Registrant's Certifying Accountant

      The Registrant notified Beckstead & Watts LLP ("Beckstead") that it would be replaced as the Registrant's auditors effective as of March 1, 2005. This action has been approved by the Registrant's Board of Directors. Beckstead served as the Registrant's independent auditors for the Registrant's fiscal years ended December 31, 2004 and December 30, 2003 while the Registrant had operated under the name "Brands Shopping Network, Inc." Beckstead's reports were for periods prior to the Registrant's acquisition of United Fuel & Energy Corporation, a Texas corporation. Beckstead's report on the Registrant's consolidated financial statements for the registrant's fiscal years ended December 31, 2004 and December 31, 2003 (the "Reports") did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except as follows: In Beckstead's report dated January 28, 2005 and March 30, 2004 for financial statements for Registrant's fiscal year ended December 31, 2004 and December 31, 2003, respectively, which was prior to the recent merger with United Fuel & Energy Corporation, a Texas corporation, Beckstead indicated that: "The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

      During the Registrant's former fiscal years ended December 31, 2004 and December 31, 2003 and until Beckstead's termination, there were no disagreements with Beckstead within the meaning of item 304 of regulation S-B or any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, which disagreements if not resolved to Beckstead`s satisfaction, would have caused Beckstead to make reference to the subject matter of the disagreements in connection with its reports.

      During the Registrant's former fiscal years ended December 31, 2004 and December 31, 2003, until Beckstead's termination, there were no "reportable events" (as such term is defined in item 304(a)(1)(v) of regulation S-K).

      The Registrant has requested Beckstead to review the disclosure contained herein and has asked Beckstead to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of Beckstead's views, or the respects in which Beckstead does not agree with the statements contained herein. A copy of Beckstead's letter will be filed as an Exhibit to this Current Report on Form 8-K by amendment.

      On May 2, 2005, the Registrant engaged Johnson, Miller & Co. as the Registrant's independent accountants to audit the consolidated balance sheet of United Fuel & Energy Corporation, a Nevada corporation, as of December 31, 2005 and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The Board of Directors, in lieu of an audit committee which the Board has yet to form, has approved the appointment of Johnson, Miller & Co. as its outside independent accounting firm. During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Johnson, Miller & Co., neither the Registrant nor anyone on the Registrant's behalf consulted with Johnson, Miller & Co., regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."


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Item 9.01 Financial Statements and Exhibits

      (a) Financial Statements of Businesses Acquired.

      Not applicable.

      (b) Pro Forma Financial Information

      Not applicable

      (c) Exhibits.


      Exh. No.         Description

      16.1             Letter from Beckstead & Watts LLP


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UNITED FUEL & ENERGY CORPORATION
                                                    (Registrant)

Date: May 16, 2005                        /s/ Bobby W. Page
                                          --------------------------------------
                                          Bobby W. Page, Chief Financial Officer